Exhibit 99.6
Consent of Morgan Stanley & Co. LLC
We hereby consent to the use in the Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-276525) on Form S-4 filed by Revelyst, Inc. (the “Registration Statement”) and in the related proxy statement/prospectus, which are part of the Registration Statement, of (i) our written opinion dated October 15, 2023, appearing as Annex G to such proxy statement/prospectus, (ii) our written opinion dated July 7, 2024, appearing as Annex I to such proxy statement/prospectus and (iii) our written opinion dated October 4, 2024, appearing as Annex K to such proxy statement/prospectus, and to the description of such opinions and to the references thereto and to our name contained therein under the headings “Summary—Vista Outdoor’s Financial Advisors—Morgan Stanley & Co. LLC”, “The Transactions—Background of the Transactions”, “The Transactions—Recommendation of the Vista Outdoor Board; The Vista Outdoor Board’s Reasons for the Transactions”, “The Transactions—Morgan Stanley & Co. LLC”, “The Transactions—Moelis & Company LLC”, “The Transactions—Certain Unaudited Prospective Financial Information (Sporting Products)”, “The Transactions—Certain Unaudited Prospective Financial Information (Outdoor Products)”, “The Transactions—Additional Unaudited Prospective Financial Information (Sporting Products)”, “Merger Agreement—Representations and Warranties”, “Merger Agreement—Covenants Relating to Conduct of Business by Vista Outdoor Prior to Consummation of the Merger” and “Revelyst Merger Agreement—Covenants Relating to Conduct of Business by Revelyst Prior to Consummation of the Revelyst Merger”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. LLC

By:	/s/ Carmen Molinos
Carmen Molinos
Managing Director
New York, New York
October 16, 2024